                                                                     EXHIBIT 3.1



                                   EXHIBIT 3.1
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.       The present name of the Corporation is H&R Block, Inc.

         The name under which it was originally organized was United Business, Incorporated, of Missouri.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on September 12, 2001.

3.       Article Number Three is amended to read as follows:

         ARTICLE THREE, as heretofore amended, is further amended by deleting the first sentence thereof in its entirety and substituting therefor the following:

                                  ARTICLE THREE

         The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 506,000,000 divided into two classes as follows:

         (i) 500,000,000 shares of a class designated Common Stock, without par value; and (ii) 6,000,000 shares of a class designated Preferred Stock, without par value.

4. Of the 92,255,281 shares outstanding, 92,255,281 of such shares were entitled to vote on such amendment.

         The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                           Class                              Number of Outstanding Shares
                           Common                             92,255,281

5. The number of shares voted for and against the amendment was as follows:

                           Class                     No. Voted For              No. Voted Against
                           Common                    78,304,397                 2,010,436

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

         n/a

         If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

         Number of authorized shares of Common Stock increased by 100,000,000 shares, from 400,000,000 to 500,000,000. None of the increased authorized shares are to be presently issued.

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

         n/a

IN WITNESS WHEREOF, the undersigned, James H. Ingraham, Vice President, has executed this instrument and its Secretary or Assistant Secretary, Brian H. Schmidt, has affixed its corporate seal hereto and attested said seal on October 1, 2001.


                                 H&R BLOCK, INC.


(Corporate Seal)                 By:      /s/ James H. Ingraham
                                          ..............................
                                          James H. Ingraham
                                          Senior Vice President

ATTEST:

/s/ Brian H. Schmidt
 .............................
Brian H. Schmidt
Secretary or Assistant Secretary






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                                      FILED
                                   OCT 15 2001
                                   Matt Blunt
                               SECRETARY OF STATE



STATE OF MISSOURI    )
               ) ss
COUNTY OF JACKSON    )

         I, Brenda L. Becker, a Notary Public, do hereby certify that on October 1, 2001 personally appeared before me James H. Ingraham who, being by me first duly sworn, declared that he/she is the Senior Vice President, General Counsel & Secretary of H&R Block, Inc., that he/she signed the foregoing documents as Senior Vice President of the corporation, and that the statements therein contained are true.

                                         /s/ Brenda Becker
                                         .............................
                                         Notary Public

                                         My commission expires 1/20/04
                                         My County of Commission Jackson


BRENDA L. BECKER
Notary Public - Notary Seal
STATE OF MISSOURI
Jackson County
My Commission Expires:  Jan. 20, 2004